Exhibit 5.1

December 22, 2025

Beneficient

325 N. Saint Paul Street

Suite 4850

Dallas, Texas 75201

Re:	Beneficient Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Beneficient, a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1, initially filed by the Company on December 22, 2025 (as thereafter amended or supplemented, the “Registration Statement”).

The Registration Statement relates to the registration of the offer and sale from time to time by the Selling Holders (as defined in the Registration Statement) of up to (i) 64,371,217 shares of Class A common stock, par value $0.001 (“Class A common stock”), that the Company may, at its discretion, elect to issue and sell to YA II PN, Ltd. (“Yorkville”) from time to time after the date of the Registration Statement, pursuant to that certain Standby Equity Purchase Agreement, dated as of June 27, 2023, entered into by and between the Company and Yorkville (the “SEPA” and such shares, the “SEPA Shares”); (ii) 165,674 shares of Class A common stock issuable upon exercise of the warrants (the “Warrants” and such shares issuable upon exercise, the “Warrant Shares”) to purchase 165,674 shares of Class A common stock at an exercise price of $21.04 the Company agreed to issue and sell to Yorkville pursuant to that certain Securities Purchase Agreement, dated as of August 6, 2024, entered into by and between the Company and Yorkville (the “Purchase Agreement”); (iii) 15,625 shares of Class A common stock issuable upon conversion of the Series B-2 Resettable Convertible Preferred Stock, $0.001 par value per share (the “Series B-2 Preferred Stock”), the Company issued to Mendoza Ventures Pre-Seed Fund II GP, LLC (“Mendoza”) pursuant to that certain Subscription Agreement, dated as of January 17, 2024 (the “Mendoza Subscription Agreement”), entered into by and between the Company and Mendoza (such shares issuable upon conversion, the “Mendoza Shares”); (iv) 1,786 shares of Class A common stock issuable upon conversion of the Series B-3 Resettable Convertible Preferred Stock, $0.001 par value per share (the “Series B-3 Preferred Stock”), the Company issued to Interest Solutions, LLC (“Interest Solutions”) pursuant to that certain Subscription Agreement, dated as of January 29, 2024 (the “Interest Solutions Subscription Agreement”), entered into by and between the Company and Interest Solutions (such shares issuable upon conversion, the “Interest Solutions Shares”); (v) 3,219 shares of Class A common stock issuable upon conversion of the Series B-4 Resettable Convertible Preferred Stock, $0.001 par value per share (the “Series B-4 Preferred Stock”), the Company issued to Convergency Partners, LLC (“Convergency Partners”) pursuant to that certain Subscription Agreement, dated as of March 25, 2024 (the “Convergency Subscription Agreement”), entered into by and between the Company and Convergency Partners (such shares issuable upon conversion, the “Convergency Shares”); (vi) 14,293 shares of Class A common stock issued to Maxim Partners, LLC (“Maxim”) pursuant to that certain Amendment to the Settlement and Release Agreement, dated May 9, 2024 (the “Maxim Agreement”), entered into by the Company and Maxim Group, LLC (such shares, the “Maxim Shares”); (vii) 25,186 shares of Class A common stock issued to Mendota Financial Company, LLC (the “Vendor”) pursuant to that certain Subscription Agreement, dated September 17, 2024 (the “Vendor Subscription Agreement”), entered into by the Company and the Vendor (such shares, the “Vendor Shares”); (viii) 245,305 shares of Class A common stock issuable upon conversion of the Series B-5 Resettable Convertible Preferred Stock, par value $0.001 per share (the “Series B-5 Preferred Stock”), the Company issued to 8F Fund, LP (“8F Fund”) pursuant to that certain Subscription Agreement, dated as of December 27, 2024 (the “8F Fund Subscription Agreement”), entered into by and between the Company and 8F Fund (such shares issuable upon conversion, the “8F Shares”); (ix) 5,107,787 shares of Class A common stock issuable upon conversion of the Series B-6 Resettable Convertible Preferred Stock, par value $0.001 per share (the “Series B-6 Preferred Stock”), the Company issued to Pulse Pioneer Fund, LP (“Pulse Pioneer Fund”) pursuant to that certain Subscription Agreement, dated as of April 3, 2025 (the “Pulse Pioneer Fund Subscription Agreement”), entered into by and between the Company and Pulse Pioneer Fund (such shares issuable upon conversion, the “Pulse Pioneer Shares”); (x) 130,557 shares of Class A common stock issuable upon conversion of the Series B-7 Resettable Convertible Preferred Stock, par value $0.001 per share (the “Series B-7 Preferred Stock”), the Company issued to Cork & Vines Fund I, LP (“Cork & Vines Fund I”) pursuant to that certain Subscription Agreement, dated as of April 12, 2025 (the “Cork & Vines Fund Subscription Agreement”), entered into by and between the Company and Cork & Vines Fund I (such shares issuable upon conversion, the “Cork & Vine Shares”); and (xi) 937,191 shares of Class A common stock issuable upon conversion of the Series B-8 Resettable Convertible Preferred Stock, par value $0.001 per share (the “Series B-8 Preferred Stock”), the Company issued to Mendoza Ventures Growth Fund III, LP (“Mendoza Ventures Growth Fund III”) pursuant to that certain Subscription Agreement, dated as of May 19, 2025 (the “Mendoza Ventures Growth Fund III Subscription Agreement”), entered into by and between the Company and Mendoza Ventures Growth Fund III (such shares issuable upon conversion, the “Mendoza Ventures Shares” and together with the SEPA Shares, the Warrant Shares, the Mendoza Shares, the Interest Solutions Shares, the Convergency Shares, the Maxim Shares, the Vendor Shares, the 8F Shares, the Pulse Pioneer Shares and the Cork & Vines Shares, the “Offered Securities”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Offered Securities and related matters; (iii) the Registration Statement and all exhibits included or incorporated by reference thereto; (iv) a certificate executed by an officer of the Company, dated as of the date hereof; (v) the Series B-2 Resettable Convertible Preferred Stock Certificate of Designation; (vi) the Series B-3 Resettable Convertible Preferred Stock Certificate of Designation; (vii) the Series B-4 Resettable Convertible Preferred Stock Certificate of Designation; (viii) the Series B-5 Resettable Convertible Preferred Stock Certificate of Designation; (ix) the Series B-6 Resettable Convertible Preferred Stock Certificate of Designation; (x) the Series B-7 Resettable Convertible Preferred Stock Certificate of Designation; (xi) the Series B-8 Resettable Convertible Preferred Stock Certificate of Designation; (xii) the SEPA; (xiii) the Purchase Agreement; (xiv) the Form of Warrant; (xv) the Mendoza Subscription Agreement; (xvi) the Interest Solutions Subscription Agreement; (xvii) the Convergency Subscription Agreement; (xviii) the Maxim Agreement; (xix) the Vendor Subscription Agreement; (xx) the 8F Fund Subscription Agreement; (xxi) the Pulse Pioneer Fund Subscription Agreement; (xxii) the Cork & Vines Fund Subscription Agreement; (xxiii) the Mendoza Ventures Growth Fund III Subscription Agreement; and (xxiv) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the laws of the State of Nevada, as currently in effect.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1.	When the SEPA Shares have been issued and delivered against payment in full of the consideration payable therefor pursuant to the terms of the SEPA, the SEPA Shares will be duly authorized, validly issued, fully paid and non-assessable.
2.

The Warrant Shares have been duly authorized and, when issued by the Company against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

3.	The Mendoza Shares have been duly authorized and, when issued by the Company upon conversion of the Series B-2 Preferred Stock in accordance with the terms of the Series B-2 Preferred Stock Certificate of Designation, will be validly issued, fully paid and non-assessable.

4.	The Interest Solutions Shares have been duly authorized and, when issued by the Company upon conversion of the Series B-3 Preferred Stock in accordance with the terms of the Series B-3 Preferred Stock Certificate of Designation, will be validly issued, fully paid and non-assessable.

5.	The Convergency Shares have been duly authorized and, when issued by the Company upon conversion of the Series B-4 Preferred Stock in accordance with the terms of the Series B-4 Preferred Stock Certificate of Designation, will be validly issued, fully paid and non-assessable.

6.	The Maxim Shares have been duly authorized and are validly issued, fully paid and are non-assessable.

7.	The Vendor Shares have been duly authorized and are validly issued, fully paid and are non-assessable.
8.

The 8F Shares have been duly authorized and, when issued by the Company upon conversion of the Series B-5 Preferred Stock in accordance with the terms of the Series B-5 Preferred Stock Certificate of Designation, will be validly issued, fully paid and non-assessable.

9.

The Pulse Pioneer Shares have been duly authorized and, when issued by the Company upon conversion of the Series B-6 Preferred Stock in accordance with the terms of the Series B-6 Preferred Stock Certificate of Designation, will be validly issued, fully paid and non-assessable.

10.

The Cork & Vines Shares have been duly authorized and, when issued by the Company upon conversion of the Series B-7 Preferred Stock in accordance with the terms of the Series B-7 Preferred Stock Certificate of Designation, will be validly issued, fully paid and non-assessable.

11.

The Mendoza Ventures Shares have been duly authorized and, when issued by the Company upon conversion of the Series B-8 Preferred Stock in accordance with the terms of the Series B-8 Preferred Stock Certificate of Designation, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP